Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made as of October 6, 2026 by and among (i) Pioneer Acquisition I Corp., a Cayman Islands exempted company incorporated with limited liability (together with its successors, including after the Domestication (as defined below), the “Purchaser”), (ii) Green AI Cloud, Inc., a Delaware corporation (the “Company”), (iii) Pioneer Acquisition 1 Sponsor Holdco LLC, a Delaware limited liability company (the “Sponsor”), and (iv) each other holder of Purchaser Class B Ordinary Shares (or any other equity securities of the Purchaser) who becomes a party to this Agreement by executing a joinder hereto (each such Person, together with the Sponsor, a “Holder” and, collectively, the “Holders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on the date hereof, (i) the Purchaser, (ii) Pioneer Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Purchaser (“Merger Sub”), and (iii) the Company have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, (a) prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the Purchaser shall de-register from the Cayman Islands and domesticate as a corporation incorporated under the laws of the State of Delaware pursuant to the Cayman Companies Act and Section 388 of the Delaware General Corporation Law (“DGCL”) (the “Domestication”), and, immediately prior to the Domestication, each issued and outstanding Purchaser Class B Ordinary Share shall be converted into one Purchaser Class A Ordinary Share on a one-for-one basis (the “Sponsor Share Conversion”), and (b) at the Closing, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Merger”), with the Company Shareholders receiving shares of Domesticated Purchaser Common Stock, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the DGCL (the Domestication, the Sponsor Share Conversion, the Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, collectively, the “Transactions”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by the Company and the Company Shareholders thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Merger and the other Transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the Purchaser, the Company and each Holder desire to enter into this Agreement in order for each Holder to provide certain assurances to the Company regarding the manner in which such Holder is bound hereunder to vote any Purchaser Class B Ordinary Shares, Purchaser Class A Ordinary Shares, or other equity interests of the Purchaser which such Holder beneficially owns, holds or otherwise has voting power over (collectively, the “Subject Securities”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions.

Each Holder agrees, with respect to all of the Subject Securities:

(i) during the Voting Period, at each meeting of the shareholders of the Purchaser (the “Purchaser Shareholders”) or any class or series thereof, and in each written consent or resolutions of any of the Purchaser Shareholders in which such Holder is entitled to vote or consent as a shareholder of the Purchaser, such Holder hereby unconditionally and irrevocably agrees to be present for such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote (in person or by proxy), or consent to any action by written consent or resolution, as applicable, the Subject Securities (A) in favor of, and adopt, the Transaction Proposals (as defined in Section 6.14(b)(i) of the Business Combination Agreement), including, without limitation, approval of the Domestication, the Sponsor Share Conversion, the Merger, the issuance of the Aggregate Consideration and Earn-Out Shares, the Purchaser Charter upon Domestication and the Purchaser Bylaws upon Domestication, the Purchaser Incentive Award Plan and Purchaser ESPP, the appointment of director nominees set forth in the Proxy Statement, and any other proposals necessary for the consummation of the Transactions, (B) in favor of the other matters set forth in the Business Combination Agreement as requiring the approval of the Purchaser Shareholders, and (C) to vote the Subject Securities in opposition to: (1) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) for the acquisition of the Purchaser, (y) that could reasonably be expected to delay or impair the ability of the Purchaser to consummate the Merger or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents; (2) other than as contemplated by the Business Combination Agreement or the Ancillary Documents, any material change in (x) the present capitalization of the Purchaser or any amendment of the Purchaser’s Organizational Documents or (y) the Purchaser’s corporate structure or business; or (3) any other action or proposal involving the Purchaser that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(ii) to promptly execute and deliver all related documentation and take such other action in support of the Merger, the Business Combination Agreement, any Ancillary Documents and any of the Transactions as may reasonably be requested by the Purchaser or the Company in order to carry out the terms and provisions of this Section 1, including, without limitation, (A) any actions by written consent of the Purchaser Shareholders presented to such Holder, (B) the Sponsor Lock-Up Agreement substantially in the form attached as Exhibit F-1 to the Business Combination Agreement, (C) the A&R Registration Rights Agreement substantially in the form attached as Exhibit E to the Business Combination Agreement, and (D) customary instruments of conveyance and transfer, and any consents, waivers, governmental filings and similar or related documents;

(iii) not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Subject Securities owned by such Holder or its Affiliates in a voting trust or subject any Subject Securities to any arrangement or agreement with respect to the voting of such Subject Securities, unless specifically requested to do so by the Company and the Purchaser in connection with the Business Combination Agreement, the Ancillary Documents or the Transactions;

(iv) except as contemplated by the Business Combination Agreement or the Ancillary Documents, not make or, in any manner, participate in, directly or indirectly, any “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Subject Securities in connection with any vote or other action with respect to the Transactions, other than to recommend that the Purchaser Shareholders vote in favor of the Transaction Proposals and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Merger, the Business Combination Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the DGCL;

(vi) to take all actions necessary to effect the Sponsor Share Conversion immediately prior to the Domestication in accordance with the terms of the Business Combination Agreement, including, without limitation, surrendering such Holder’s Purchaser Class B Ordinary Shares for conversion into Purchaser Class A Ordinary Shares on a one-for-one basis; and

(vii) not to exercise any redemption rights with respect to any Subject Securities in connection with the Purchaser Shareholders’ Meeting or in connection with the Transactions, and to waive, and hereby waives, any such rights to the fullest extent permitted by the Purchaser’s Organizational Documents and applicable Law.

2. Grant of Proxy.

Each Holder, with respect to all of such Holder’s Subject Securities, hereby irrevocably grants to, and appoints, the Company and any designee of the Company (determined in the Company’s sole discretion) as such Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Subject Securities owned (whether beneficially or of record) by such Holder as of the date hereof and as of immediately prior to the Effective Time, with respect to any vote related to the Business Combination Agreement and the Transactions. The proxy granted by such Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the Company entering into this Agreement and the Business Combination Agreement and incurring certain related fees and expenses. Each Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 6(i), is intended to be irrevocable. Each Holder agrees, until this Agreement is terminated in accordance with Section 6(i), to vote its Subject Securities in accordance with Section 1 above.

3. Other Covenants.

(i) No Transfers. Each Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the prior written consent of the Company and the Purchaser, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), (B) enter into any Contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Securities; (C) grant any proxies or powers of attorney with respect to any or all of the Subject Securities; (D) permit to exist any Lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Purchaser’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Securities; or (E) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Holder’s ability to perform its obligations under this Agreement. The Purchaser hereby agrees that it shall not permit any Transfer of the Subject Securities in violation of this Agreement. Each Holder agrees with, and covenants to, the Company and the Purchaser that such Holder shall not request that the Purchaser register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Securities during the term of this Agreement without the prior written consent of the Company, and the Purchaser hereby agrees that it shall not effect any such Transfer.

(ii) Changes to Subject Securities. In the event of any equity distribution or any change in the equity interests of the Purchaser by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Securities” shall be deemed to refer to and include the Subject Securities as well as all such equity distributions and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in such transaction. Each Holder agrees during the Voting Period to notify the Company and the Purchaser promptly in writing of any change in the number or type of Subject Securities owned by such Holder or in such Holder’s voting rights with respect to the Subject Securities, upon such Holder’s acquisition of or commitment to acquire any additional Subject Securities or upon any other change involving such Holder relating to the equity interests or securities convertible or exercisable for equity interests of the Purchaser.

(iii) Compliance with Business Combination Agreement. Each Holder agrees during the Voting Period not to take, agree to take, or commit to take any action that would make any representation or warranty of such Holder contained in this Agreement inaccurate in any material respect. Each Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Company and the Purchaser to effect the Merger and all other Transactions and carry out the terms and provisions of the Business Combination Agreement, the Ancillary Documents and this Agreement. During the Voting Period, each Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Purchaser is prohibited from taking pursuant to Section 6.03 of the Business Combination Agreement (unless the Company shall have consented thereto).

(iv) Registration Statement. During the Voting Period, each Holder agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding such Holder or the Subject Securities that is reasonably requested by the Purchaser, the Company or their respective Representatives for inclusion in the Registration Statement.

(v) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser, in each case in accordance with Section 6.16 of the Business Combination Agreement. Each Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Subject Securities and the nature of such Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

(vi) Confidential Information. Each Holder shall, and shall cause its Affiliates and Representatives to, keep confidential any confidential or non-public information regarding the Company, the Purchaser or the Transactions, in each case in accordance with Section 6.17 of the Business Combination Agreement.

(vii) Waiver of Claims Against Trust. Each Holder acknowledges that the Purchaser has established a trust account (the “Trust Account”) pursuant to the Trust Agreement, containing the proceeds of its initial public offering and certain private placements for the benefit of the Purchaser, its public shareholders and the underwriters of the Purchaser’s initial public offering, and that the Purchaser may disburse monies from the Trust Account only in the circumstances described in the Purchaser’s Organizational Documents and the Trust Agreement. Each Holder hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with, or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Each Holder hereby irrevocably waives any Released Claims that such Holder may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever, in each case in accordance with Section 9.15 of the Business Combination Agreement.

4. Representations and Warranties of Holders.

Each Holder hereby represents and warrants to the Company and the Purchaser as follows:

(i) Binding Agreement. Such Holder (A) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (B) if not a natural person, is (i) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder have been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Such Holder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(ii) Ownership of Subject Securities. As of the date hereof, such Holder has beneficial ownership of the Subject Securities set forth under such Holder’s name on the signature page hereto, is the lawful owner of such Subject Securities, has the sole power to vote or cause to be voted such Subject Securities (to the extent the Subject Securities have associated voting rights), and has good and valid title to such Subject Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, Liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Purchaser’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Subject Securities set forth under such Holder’s name on the signature page hereto and, in the case of the Sponsor, any Purchaser Private Placement Warrants and any Convertible Promissory Note held by the Sponsor or any of its Affiliates, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any: (A) equity securities of the Purchaser, (B) securities of the Purchaser having the right to vote on any matters on which the holders of equity securities of the Purchaser may vote or which are convertible into or exchangeable for, at any time, equity securities of the Purchaser or (C) options, warrants or other rights to acquire from the Purchaser any equity securities or securities convertible into or exchangeable for equity securities of the Purchaser.

(iii) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or Permit of any other Person is necessary for the execution of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (A) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Subject Securities or its other assets may be bound, or (C) violate any applicable Law or Order, except for any of the foregoing in clauses (A) through (C) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(iv) No Inconsistent Agreements. Such Holder hereby covenants and agrees that, except for this Agreement, such Holder (A) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Securities, (B) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Securities and (C) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its material obligations under this Agreement.

5. Waiver and Release of Claims.

Each Holder covenants and agrees as follows:

(i) Subject to and conditioned upon the Closing, effective as of the Closing (and subject to the limitations set forth in clause (iv) below), each Holder, on behalf of itself and its Affiliates and its and their respective successors, assigns, Representatives, administrators, executors and agents, and any other Person or entity claiming by, through, or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties”; provided, for the avoidance of doubt, that neither the Company nor the Purchaser shall be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge the Purchaser, the Company and each of their respective past and present directors, officers, employees, agents, predecessors, successors, assigns and Subsidiaries, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing, in each case to the extent arising out of or relating to such Holder’s capacity as a current or former shareholder of the Purchaser or holder of any other equity securities of the Purchaser (or securities convertible into equity securities of the Purchaser) (each a “Claim” and, collectively, the “Claims”).

(ii) Each Holder acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, and that it may hereafter come to have a different understanding of the law that may apply to potential claims which it is releasing hereunder, but it affirms that, except as is otherwise specifically provided herein, it is its intention to fully, finally and forever settle and release any and all Claims. In furtherance of this intention, each Holder acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases with respect to the specified subject matter notwithstanding the discovery or existence of any such additional facts or different understandings of law.

(iii) Each Holder understands that such Holder has the right not to release existing Claims of which such Holder is not aware, unless such Holder voluntarily chooses to waive this right. Having been so apprised, each Holder elects to assume all risks for Claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 5, in each case, effective as of the Closing. Each Holder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 5 and that, without such waiver, the Company and the Purchaser would not have agreed to the terms of this Agreement.

(iv) Notwithstanding the foregoing provisions of this Section 5 or anything to the contrary set forth herein, the Releasing Parties do not release or discharge, and each Releasing Party expressly does not release or discharge: (A) any Claims that arise under or are based upon the terms of the Business Combination Agreement, this Agreement, any of the Ancillary Documents, or any other document, certificate or Contract executed or delivered in connection with the Business Combination Agreement, as each such agreement or instrument may be amended in accordance with its terms; (B) any rights with respect to the Subject Securities, any Purchaser Private Placement Warrants held by such Releasing Party or any Convertible Promissory Note held by such Releasing Party, or any shares of Domesticated Purchaser Common Stock issued in connection with the Sponsor Share Conversion or otherwise owned by such Releasing Party; (C) any Claims for indemnification, contribution, set-off, reimbursement or similar rights pursuant to any Organizational Document of the Purchaser or any indemnity or similar agreements by the Purchaser with or for the benefit of a Releasing Party solely to the extent (in each case) contemplated by Section 6.20 of the Business Combination Agreement; (D) any Claims for compensation, reimbursement of expenses or benefits payable to such Holder in his, her or its capacity as an officer, director, employee, consultant or contractor of the Purchaser or any of its Subsidiaries; or (E) any Claims for obligations pursuant to, or other rights set forth in, any employment or similar agreement between such Holder, on the one hand, and the Purchaser or any Subsidiary of the Purchaser, on the other hand, together with any other agreements, documents, instruments or certificates contemplated by the foregoing, as well as any other employment-related rights that such Holder has by Contract or pursuant to applicable Law.

6. Miscellaneous.

(i) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (A) the mutual written consent of the Company and the Purchaser, (B) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (C) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6 shall survive the termination of this Agreement.

(ii) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of each Holder are personal to such Holder and may not be assigned, transferred or delegated by operation of Law or otherwise without the prior written consent of the Company and the Purchaser, and any purported assignment, transfer or delegation without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of any Holder.

(iii) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(iv) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Legal Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction, any state or federal court located in Wilmington, Delaware) (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (A) submits to the exclusive jurisdiction of the Specified Courts for the purpose of any Legal Proceeding arising out of or relating to this Agreement brought by any party hereto and (B) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by the Specified Courts. Each party agrees that a final judgment in any Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Legal Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(vii) (and in the case of a Holder, the address set forth on such Holder’s signature page). Nothing in this Section 6(iv) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

(v) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(v).

(vi) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (A) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms, includes the plural and vice versa; (B) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (C) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (D) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (E) the term “or” means “and/or.” The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(vii) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (A) in person, (B) by electronic means (including email), with affirmative confirmation of receipt, (C) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (D) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to:

Pioneer Acquisition I Corp.
131 Concord Street
Brooklyn, NY 11201
Attn: Mitchell Creem
Email: creem@pioneeracquisition.com

with a copy (which will not constitute notice) to:

Winston Taylor LLP
800 Capitol Street, Suite 2400
Houston, TX 77002
Attn: Michael J. Blankenship
Email: mike.blankenship@winstontaylor.com

If to the Company, to:

Hyper Green AI Cloud AB
Grev Turegatan 30, 114 21 Stockholm, Sweden
Attn: Jacob Bostrom
Email: jacob.bostrom@greenai.cloud

with a copy (which will not constitute notice) to:

Shartsis Friese LLP
425 Market Street, 11th Floor
San Francisco, CA 94105
Attn: P. Rupert Russell, Esq.
Email: RRussell@sflaw.com

If to the Sponsor, to:

Pioneer Acquisition 1 Sponsor Holdco LLC
131 Concord Street

Brooklyn, NY 11201
Attn: Mitchell Creem
Email: creem@pioneeracquisition.com

If to a Holder, to: the address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their respective counsel for notices hereunder).

(viii) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(ix) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(x) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company and the Purchaser will not have an adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(xi) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with entering into this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Legal Proceeding arising out of or relating to this Agreement, the non-prevailing party in any such Legal Proceeding will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(xii) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Purchaser Shareholders entering into voting agreements with the Company or the Purchaser. No Holder is affiliated with any other Holder entering into a voting or support agreement with the Company or the Purchaser in connection with the Business Combination Agreement, and such Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities.

(xiii) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(xiv) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or the Purchaser or any of the obligations of any Holder under any other agreement between such Holder and the Company or the Purchaser or any certificate or instrument executed by such Holder in favor of the Company or the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or the Purchaser or any of the obligations of such Holder under this Agreement.

(xv) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(xvi) Joinder. Any holder of Purchaser Class B Ordinary Shares (or any other equity securities of the Purchaser) may become a party to this Agreement as a “Holder” by executing and delivering to the Purchaser and the Company a joinder to this Agreement in a form reasonably acceptable to the Purchaser and the Company, whereupon such Person shall be deemed a “Holder” for all purposes hereunder and shall be bound by, and subject to, all of the covenants, terms and conditions of this Agreement that are applicable to a Holder, with the same force and effect as if such Person had originally executed this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

The Purchaser:

PIONEER ACQUISITION I CORP.

By:	/s/ Mitchell Creem
Name:	Mitchell Creem
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

The Company:

GREEN AI CLOUD, INC.

By:	/s/ Jacob Bostrom
Name:	Jacob Bostrom
Title:	Chief Executive Officer

PIONEER ACQUISITION 1 SPONSOR HOLDCO LLC

By:	/s/ Mitchell Creem
Name:	Mitchell Creem
Title:	Chief Executive Officer

Total Subject Securities:

Number and class of shares of the Purchaser: 6,325,000 Purchaser Class B Ordinary Shares

Address for Notice:

131 Concord Street
Brooklyn, NY 11201
Attn: Mitchell Creem
Email: creem@pioneeracquisition.com

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

Company:

PIONEER ACQUISITION I CORP.

By:	/s/ Mitchell Creem
Name:	Mitchell Creem
Title:	Chief Executive Officer

GREEN AI CLOUD, INC.

By:	/s/ Jacob Bostrom
Name:	Jacob Bostrom
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]